POWER OF ATTORNEY

       Know all by these presents, that the undersigned
 hereby authorizes Paul Davis or Richard Morales of
Tessera Technologies, Inc., a Delaware corporation
 (the "Company"), or Robert A. Koenig, Esq., Zachary
 Hale, Esq. or Vedran I. Busija of Latham & Watkins
LLP, (1) to prepare, execute in the undersigned's
name and on the undersigned's behalf, and submit
to the United States Securities and Exchange
Commission (the "SEC") a Form ID, including
amendments thereto, and any other documents
necessary or appropriate to obtain codes and
passwords enabling the undersigned to make
electronic filings with the SEC of reports
required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation
of the SEC; and (2) to execute for and on behalf
of the undersigned, in the undersigned's capacity
as a director of the Company, Forms 3, 4 and 5, and
any amendments thereto, and cause such form(s) to be
filed with the SEC pursuant to Section 16(a) of the
Securities Exchange Act of 1934, relating to the
undersigned's beneficial ownership of securities in
the Company.  The undersigned hereby grants to each
such attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-fact,
or such attorney's-in-fact substitute or substitutes,
shall lawfully do or cause to be done by virtue of this
 power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings
of, and transactions in, securities issued by the Company,
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 23rd day of May, 2013.

/s/ George Cwynar
George Cwynar